中外合资经营企业合同书

AGREEMENT FOR THE FORMATION AND OPERATION OF A

SINO FOREIGN JOINT VENTURE COMPANY

本合同订立于2012年5月21日。

THIS AGREEMENT is made on May 21, 2012.

第一条.	何悦雄（以下简称甲方）及 澳门美舍有限公司（以下简称乙方），根据《中华人民共和国中外合作经营企业法》及其它有关法规的规定，在平等互利的原则基础上，同意签订本合作合同。

Article 1	Upon basis of fairness and mutual benefit, He Yue Xiong (“Party A”), and Macau EIJI Limited (“Party B”) hereby agree to enter into this joint venture agreement, in accordance with the laws of Sino Foreign Joint Venture Enterprises of the People’s Republic of China and other relevant regulations.

第二条.	合作股东各方

甲方(中国股东) :	何悦雄	中国籍
身份证号码：# 440723197509090018
地址：东省恩平市沙湖镇东岸村民委员会塘口村大闸1巷18号

乙方(外方股东) :	澳门美舍有限公司	注册国家：中国. 香港
注册号码 : 22347 SO
注册住址 ： 澳门俾利喇街51号至53号B地下A座
通讯地址 ：广东省广州市天河区林和西路9号，耀中广场3711室，邮编51061
法定代表人：陳柏翰 职务：董事 国籍：中国香港

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Article 2	The Joint Venture Parties

Party A :	He Yue Xiong (Chinese ID number: 440723197509090018) of No. 18, 1st Lane, Shahu Town, Tangkou Village Dazha, Enping City, Guangdong Province.

Party B :	MACAU EIJI COMPANY LIMITED (Company No. 22347 SO), a private limited company incorporated in Macau with its registered address at Building A, First floor, No. 51-53 B Pi La Street, Macau, and its correspondence address at Room 3711, China Shine Plaza, No.9, Lin He Xi Road, Tianhe District, Guangzhou 510610, Guangdong Province.

Legal representative : Mr. Chen Bor Hann, a director.

第三条.	甲乙双方在平等互利条件下，同意相互合作，在中华人民共和国广东省恩平市君堂镇江州圩江君路江州水闸办公大楼首层1-5号兴办中外合作经营企业，名称为：恩平一力牛牧业有限公司（暂定名）。（以下简称合营公司）

Article 3	For mutual benefit, the parties hereto agree to incorporate a sino foreign joint venture company at No. 1-5, 1st Floor, Jiangzhou Shui Zha Office Building, No 19, Jiang Jun road Jiangzhou, Juntang Town, Enping City, Guangdong Province of the People’s Republic of China, to be named as Enping A Power Beef Cattle Farm (2) Co., Ltd (tentatively named) (“SFJVC”).

第四条.	甲乙股东双方以各自出资额占注册资本的比例, 分享合营公司的利润和分担合营公司的债务、风险及亏损。

Article 4	The parties hereto shall share the indebtedness, risks and losses of the SFJVC as well its profit in accordance with their respective equity interest ratio in the SFJVC.

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第五条.	合营目的：采用 A Power优质肉牛（香牛）饲料营养技术及绿色有机品牌优质肉牛（香牛）养殖技术，在广东省恩平市良西镇雁鹅村小湴村一片500亩的土地（以下简称该项目用地），设立A Power牛、羊畜牧场及培植适宜饲养牛和羊的牧草场，以加强经济合作和技术交流，采用先进而适用的技术和科学的经营管理方法，发展具有国际、国内市场上竞争能力的肉牛羊产品使投资各方获得满意收益, 并为整个社区带来利益。

该项目用地 : 该项目用地目前是甲方向恩平市雁鹅小湴村民委员会（“村委会”）租用的，为期10年。甲方与村委会有个共识，即当合营公司获得有关当局批准设立时，合营公司将以中央政府所推荐的类似土地价值的百分之七十五的折扣价，购买该项目用地。 目前类似性质的土地的土地使用权是为期30年，然而村委会答应在合营公司购买该项目用地之时，尽力帮助合营公司向有关当局申请延长该项目用地的土地使用权至60年。 目前该项目用地的市场价值，以其每年人民币2.91百万元的租金（相当于每亩每年人民币5833元）计算，等于10年期间的人民币二千九百一十万元。 在合营公司获得有关当局批准设立之前，甲方需负责支付该项目用地的所有租赁费用，而合营公司将在设立后偿还该租赁费用予甲方。

Article 5	The Purpose of Joint Venture: to strengthen economic cooperation and technological exchanges, and to use appropriate advanced technology and scientific management methods, for the development of a cattle and sheep farm and cultivation of a pasture farm suitable to grow cattle and sheep, using a premium beef cattle breeding and nutritional feed recipe technology named A Power Livestock Feed Technology, at a 500 mu site in Yane Xiaoban Village, in the Town of Liangxi, Enping City, Guangdong Province (“the Project Land”), for the international and domestic markets, so as to enable the parties to gain economic benefits as well as to generate social benefits to the communities as a whole.

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The Project Land: The Project Land is currently leased to Party A by The Yane Xiaoban Village Committee of Enping City (“the Village Committee”) for a period of 10 years on an understanding that this land will be purchased by the SFJVC upon the approval by the relevant authorities for its incorporation, at a consideration of 25% discounted value in accordance with the Central Government's recommended land value of similar status at the time of purchase. The tenure for lands of similar nature is at present allowable up to 30 years. However, at time of acquisition the Village Committee would endeavor to help the SFJVC to extend the tenure of the Project Land to 60 years. The current market valuation of the Project Land on a lease of 10 years basis calculated at the rental of RMB2.91 million per year (equivalent to RMB5,833 per mu per year) is RMB29.1 million over the period of 10 years. In this respect, Party A shall be responsible for funding all the leasing cost prior to the incorporation of the SFJVC. The SFJVC shall reimburse Party A for the leasing cost upon the incorporation of the SFJVC.

第六条.	生产经营范围： 开发和经营牛、羊畜牧场（以下简称畜牧场）。

Article 6	Scope of business operation : development and operation of cattle and sheep farm (“the Farm”).

第七条.	生产规模： 年产值量5000头牛

（一）	合营公司投产后的一年内生产规模为1000头品种牛。

（二） 第三年起,生产规模可增加到每年5000头品种牛。

Article 7	Production Capacity : 5000 heads of cattle per year.

(1)	SFJVC shall produce 1000 heads of cattle within its first year of operation.

(2)	By the 3rd year of operation, the production will be increased gradually to its final annual productivity of 5000 heads of cattle per year.

第八条.	合营公司的期限为为永久性的。合营公司成立日为合营公司营业执照签发之日。 经一方提议，董事会一致通过，可以在合营期满六个月前向中国商务部(或其委托的审批机构)申请延长合营期限。

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Article 8	The tenure of the SFJVC shall be in perpetuity. The SFJVC’s Board of Directors may decide to extend the tenure of the SFJVC by applying to the China Business Registration Department (or its related authorized approving authority) within 6 months from day of expiry thereof.

第九条.	合营公司5年内投资总额为三千万美元，注册资本为 第一年一百万美元, 并依据合营公司的董事会当时之决定逐步增加至第五年的三千万美元。

Article 9	The total investment capital of the SFJVC shall be US$30 million to be invested over a period of 5 years, whereas the Registered Capital of the SFJVC shall be US$1 million for the first year and be increased gradually to US$30 million by the fifth year subject to the decision made by the Board of Directors of the SFJVC at the time.

第十条.	甲、乙双方五年内出资具体方式：

Article 10	The parties’ respectively capital contribution in the 5 years are as follows :

第一年：甲方出资现金 _$25_万美元, 而乙方出资现金__$75__万美元。

First Year :	Party A shall contribute US$250,000 in cash, whereas Party B shall contribute US$750,000 in cash.

从第二年起, 乙方可选择增加其在合营公司的股权，而双方可依据下列图表内的准则, 增加其股权份额（或转换合营公司的资产, 以增加合营公司的注册资本）：

From the second year onward, Party B shall have the option to increase its share of equity interest in the SFJVC, and the parties will contribute their share of equity stake (or to increase part of the SFJVC’s registered capital by means of converting the SFJVC’s assets) in accordance with the guidelines as shown in the Table below:

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第二年 Second Year

股东 Parties	股权变更到至 Change of equity interest up to	可被转换的资产 Assets that may be converted	最高可被转换的数额 Maximum % that will be converted
甲方Party A	75%	现金Cash	10%

		机械设备 Plants and equipment	25%

		厂房Properties	25%

		土地使用权 Land Use Right	10%

		其他Others	5%

		甲方出资总额 Total contribution of Party A	75%

乙方Party B	25%	现金Cash	25%

从第三年起 Third Year Onward

股东 Parties	股权变更至 Change of equity interest up to	可被转换的资产 Assets that may be converted	最高可被转换的 数额 Maximum % that will be converted
甲方Party A	25%	现金Cash	2.5%

		机械设备 Plants and equipment	6.25%

		厂房Properties	6.25%

		土地使用权Land Use Right	2.5%

		其他Others	7.5%

		甲方出资总额 Total contribution of Party A	25%

乙方Party B	75%	现金Cash	75%

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第十一条.	甲、乙双方出资期限：甲乙双方自合营公司营业执照签发之日起六个月内按各自所占注册资本比例一次全部缴清第一年一百万美元注册资本。 从第三年起,甲乙双方按照合营公司董事会在必要时设定的时间表,并依据上述股权变更方法,出资增加合营公司的注册资本。

Article 11	Schedule of Payment by the Parties of the Registered Capital : In the first year, the Parties hereto shall pay for the US$1 million Registered Capital of the SFJVC in accordance with their respective share of equity interest in the SFJVC within 6 months from date of issuance of the business license of the SFJVC. From the 3rd year onward, the Parties shall pay their respective share of contribution of the Registered capital in the manner as mentioned above and in accordance with the time schedule as set forth by the Board of Directors of the SFJVC as and when it shall be necessary.

第十二条.	甲、乙任何一方如向本合同以外第三人转让其全部或部分出资额，须经另一方同意，另一方在同等条件下有优先购买权

Article 12	If either of the Parties hereto shall decide to sell all or part of its equity in the SFJVC to any third party, the selling party hereto shall obtain the prior consent of the other party hereto before such sale, and shall grant the first right of refusal to the other party hereto on the like terms for the intended sale.

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第十三条. 甲方履行下列义务：

1.	按时足额缴纳注册资本；

2.	办理为设立合营公司向中国有关主管部门申请批准、登记注册、领取营业执照等事宜：

3.	向土地主管部门办理完善取得土地使用权的手续；

4.	组织合营公司厂房和其他工程设施的设计、施工；

5.	协助合营公司在中国境内购置或租赁设备、材料、原料、办公用具、交通工具、通讯设施等；

6.	办理进口机械设备报关手续和在中国境内的运输；

7.	协助合营公司联系落实水、电、交通等基础设施；

8.	协助合营公司招聘当地的中国籍的经营管理人员、技术人员、工人和所需的其他人员；

9.	协助外籍工作人员办理所需的入境签证、工作许可证和旅行手续等；

10.	负责办理合营公司委托的其他事宜。

Article 13	The responsibilities of Party A:

1.	To pay its share of the Registered Capital on a timely manner.
2.	To apply to relevant Chinese Authorities in order to obtain the official approval, registration and business license for the incorporation of the SFJVC.
3.	To apply to the Land Authorities of China to obtain official approval of the Land Use Right of the project land.
4.	To introduce and to organize all local sub-contractors and contractors to carry out construction work relating to the scopes of civil engineering, designs, building and all other related matters for the SFJVC for the purpose of developing the Farm.
5.	To introduce to and to organize all local suppliers and manufacturers for the SFJVC such that the SFJVC will be able to obtain supplies and manufacturing of plants and equipment for the Farm.
6.	To apply to the customs authorities and to obtain import clearance for all imported plants and equipment of the Farm and to arrange local transportation for the delivery of the imported plants and equipment to the project site.
7.	To introduce to and to organize all local contractors and sub-contractors for the SFJVC such that the SFJVC will be able to construct and to connect all basic infrastructure and utility services needed at the project site of the Farm.

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8.	To assist the SFJVC in recruiting Chinese management personnel, technical personnel, workers and other workers needed for the Farm.
9.	To assist foreign workers and staffs of the SFJVC in their applications for entry visas, work permits and other associated local traveling arrangements.
10.	To co-ordinate other general necessities requested by the SFJVC from time to time during the development period of the SFJVC.

第十四条.	乙方履行下列义务：

1.	按时足额缴纳注册资本；

2.	办理合营公司委托在中国境外选购机械设备、材料等有关事宜；；

3.	将机械设备等实物运至中国港口；

4.	提供设备安装、调试以及试生产技术人员、检验人员；

5.	培训合营公司的技术人员和工人；

6.	乙方同时是技术转让方，负责合营公司在规定期限内按设计能力稳定生产合格产品；

7.	负责办理合营公司委托的其他事宜。

Article 14	The responsibilities of Party B

1.	To pay its share of the Registered Capital on a timely manner.
2.	To organize and to arrange supplies, purchases, delivery and related matters of all imported plants and equipment needed by the Farm.
3.	To organize and to arrange all transportation and related logistics needed for the importation of imported plants and equipment for delivery to the appropriate sea port in China.
4.	To provide qualified technical supervisors, personnel and inspectors for the installation and commissioning of all plants and equipment of the Farm.
5.	To provide training to the personnel and workers needed for the operation of the Farm.
6.	Being the owner of the A Power Livestock Feed Technology, Party B shall ensure that the performance of the Farm (including but not limiting to the productivity and durability of the Farm) will be reached within the targeted schedule.

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7.	To assist the SFJVC in other matters related to the Farm’s development works as and when requested by the SFJVC.

第十五条.	合营公司注册登记之日，为合营公司董事会成立之日。

Article 15	The date of registration of the SFJVC shall be the date whereupon the SJVC shall officially constitute its Board of Directors.

第十六条.	董事会由3名董事组成; 甲方委派1名，乙方委派2名。董事长由甲方委派，副董事长由乙方委派。董事长和副董事长任期三年，经委派方继续委派可以连任。

Article 16	The Board of directors shall consist of 3 members; 1 appointee from Party A and 2 from Party B. The director appointed by Party A shall be made the Chairperson, whereas 1 director appointed by Party B shall be made the Deputy Chairperson. The tenure of the Chairperson and the Deputy Chairperson shall be 3 years, renewable at the discretion of the appointing party.

第十七条.	董事会是合营公司最高权力机构，决定合营公司一切重大事宜。下列重大事项须由董事会全体董事100% 通过方可作出决议：

（一）合营公司章程的修改；

（二）合营公司的终止和解散；

（三）合营公司注册资本的增加、转让；

（四）合营公司与其他经济组织的合并

Article 17	The highest authority of the SFJVC company shall be its Board of Directors. The following matters shall require unanimous approval of the Board of Directors:

(1)	Amendments made to the Articles of Association of the SFJVC;
(2)	The termination and dissolution of the SFJVC;
(3)	Any Changes made to the Registered Capital of the SFJVC and the assignment or sales of the equity stakes in the SFJVC by any one of the parties.

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(4)	Merger of the SFJVC with other business entity.

第十八条.	除第十七条以外的其他事项应由出席董事会会议的一半以上董事同意，方可作 出决定。出席董事会的董事不足董事会成员的三分之二时，其通过的决议无效。

Article 18	Save and except for the matters as stated in Article 17, all other matters of the SFJVC shall only require the majority decision of the Board of Directors. The quorum for any meeting shall be two third of the members of the board.

第十九条.	董事长是合营公司法定代表人。董事长因故不能行其职责时，可临时授权副董事长或其他董事为代表。

Article 19	The Chairperson of the board is the legal representative of the SFJVC. If the Chairperson for any reason is not able to carry out his duties, the Deputy Chairperson or any other director may be empowered to represent the SFJVC.

第二十条.	董事会会议每年至少召开二次，由董事长召集并主持会议。董事长因故不能召集时，由董事长委托其他董事负责召开并主持董事会会议。经三分之一 以上的董事提议，董事长可召开董事会临时会议。会议记录应归档保存。

Article 20	The Board of Directors shall convene at least twice every year, and meetings shall be called by the Chairperson of the Board of Directors or such other director as directed by the Chairperson. The Chairperson may convene short notice meeting upon his receipt of such requisition from one third or more of the directors. All corresponding minutes of the board meetings shall be recorded on file of the SFJVC.

第二十一条.	利润按各方的出资额在注册资本中的比例进行分配，同时双方依此比例承担合营公司的亏损，并以注册资本为承担亏损的限度。

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Article 21	Each Party hereto shall share the profit or loss derived from the operation of the SFJVC in accordance with percentage of their respective equity held in the SFJVC.

第二十二条.	合营公司设经营管理机构，负责公司日常经营管理工作。经营管理机构设总经理一人，由甲方委派；副总经理 1 人，由乙方委派。总经理、副总经理由董事会聘任方可担任，任期3年，可以连聘连任。

Article 22	The management of the SFJVC shall be responsible for the day to day administration and operation of the company. The management shall consist of 1 General Manager to be nominated by Party A, 1 Deputy General Manager to be nominated by Party B, the employment of same shall be decided by the board of directors, for a tenure of 3 years renewable if the board of directors shall so decide.

第二十三条.	总经理的职责是：执行董事会决议，组织领导公司日常经营管理工作。副总经理协助总经理工作，当总经理不在时，代理行使总经理的职责。合营公司的其他高级职员和部门经理由总经理聘任。

Article 23	The general manager of the SFJVC will be responsible to the Board of Directors of the SJVC and to manage all daily affairs of the SFJVC; the Deputy General Manager will assist the General Manager in managing the daily affairs of the SFJVC, and be the acting General Manager in the absence of the General Manager. All other management personnel and workers will be appointed by the General Manger.

第二十四条.	若总经理或副总经理故意、疏忽或有严重过失，而损害公司利益的，经董事会决议可随时撤换。

Article 24	The Board of Directors of the SFJVC shall have the right to terminate the appointment of the General Manager and / or the Deputy General Manager in the event if either or both of them shall act intentionally or negligently causing the SFJVC to suffer loss or damage.

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第二十五条.	合营公司设监事会，成员3名，甲方委派2名，乙方委派1名，监事会主席由乙方委派，任期三年,可连派连任。

Article 25	The SFJVC shall have an Audit Committee consists of 3 members, of whom Party A shall nominate 2 persons and Party B shall nominate one person. One of the members nominated by Party A shall be made the Chairperson of the Audit Committee. Members of the Audit Committee shall be formally appointed by the Board of Directors of the SFJVC for a minimum term of 3 years.

第二十六条.	合营公司职工的招收、招聘、辞退、工资、劳动保险、残疾人基金、防洪基金、生活福利和奖惩等事项，一律按照《中华人民共和国劳动法》及相关劳动法规及其实施办法，经董事会研究制定方案，由合营公司与合营公司的工会组织或个人订立劳动合同加以规定。劳动合同订立后，报当地劳动管理部门备案。

Article 26	All matters of the SFJVC concerning recruitment, dismissal, wages, workers’ insurance, Disabled Fund, Flood Control Fund, welfare of workers and rewards and penalties shall be implemented in accordance with the Regulations of the People s Republic of China on Labor Management and its Implementing Rules, and the policies thereof formulated by the Board of Directors of the SFJVC, and incorporated into the employment contracts.

第二十七条.	合营公司按照中国法律法规纳税。

Article 27	The SFJVC shall pay all taxes in accordance with the China’s taxation law and regulations.

第二十八条.	合营公司职工依中国税法缴纳税。

Article 28	The staffs and workers of the SFJVC shall pay all taxes accordance with the income tax law of China.

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第二十九条.	合营公司按照《中华人民共和国中外合资经营企业法》的规定提取储备基金、企业发展基金及职工福利奖励基金，每年提取的比例由董事会根据公司经营情况讨论决定。

Article 29	The SFJVC shall make provision in Reserved Fund, Expansion Fund and Employees’ Welfare Fund in accordance with the provisions of the Sino Foreign Joint Venture Law of China, the quantum of which shall be decided by the board of directors of the SFJVC according to the prevailing financial capacity of the SFJVC from time to time.

第三十条.	合营公司的会计年度从公历每年__1__月__1__日起至__12__月__31__日止，一切记账凭证、单据、报表、账簿，用中文书写，也可同时用英文写。

Article 30	The fiscal year of the SFJVC shall be from 1st January of the year to 31st December of the same year. All the accounting vouchers, accounting books and records shall be written in Chinese and in English.

第三十一条.	合营企业的财务审计聘请中国注册会计师审查、稽核，并将结果报告董事会和总经理。

Article 31	The SFJVC shall engage a Chinese auditor for auditing of accounts, and such audited accounts shall be submitted to the board of directors and the General Manager.

第三十二条.	每一营业年度初始三个月，由总经理组织编制上一年度的资产负债表、损益表和利润分配方案，提交董事会审查通过。

Article 32	The General Manager of the SFJVC shall submit the annual financial report for the preceding fiscal year to its Board of Directors within first three months of each fiscal year.

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第三十三条.	合营公司的各项保险由合营公司董事会讨论决定。

Article 33	All the insurance coverage of the SFJVC shall be decided by the board of directors.

第三十四条.	合营期满或提前终止合营，合营公司应依法进行清算，清算后的财产，根据甲乙各方投资比例进行分配。

Article 34	Upon expiration or early termination of the SFJVC, the SFJVC shall be liquidated in accordance with the relevant laws of China and the assets of the SFJVC shall be distributed to the parties hereto proportionately according to the percentage of each party’s equity interest in the SFJVC.

第三十五条.	对本合同及其附件的修改，必须经甲、乙双方签署书面协议，并报原审批机构批准，才能生效。

Article 35	Any amendment to this Agreement and its appendices shall require written consent of both parties, and be subject to approval of the relevant authority before taking effect.

第三十六条.	由于不可抗力，使致合同无法履行，或是由于合营公司连年亏损，无力继续经营，经董事会一致通过，并报原审批机构批准，可以提前终止合营期限和解除合同。

Article 36	If this Agreement cannot be implemented due to Force Majeure, or the SFJVC suffers severe financial losses and is not able to continue its operation as a result, then the SFJVC may be dissolved upon the unanimous decision of the Board of Directors and the approval of the relevant approving authority.

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第三十七条.	由于一方不履行合同、章程规定的义务，或严重违反合同、章程规定，造成合营公司无法经营或无法达到本合同规定的经营目的，视作该方违约。守约方除有权向违约方索赔外，并有权按合同规定报原审批机构批准终止合同。双方都违约的，按过错大小承担责任。双方对过错大小不能达成共识的，任何一方有权提交中国国际经济贸易仲裁委员会深圳分会仲裁认定。如甲乙双方同意继续经营，违约方应赔偿合营公司的经济损失。

Article 37	Should the joint venture company be unable to continue its operation or achieve its business purpose due to the fact that one of the contracting parties fails to fulfill the obligations prescribed by the contract and articles of association, that party shall be deemed to have unilaterally terminated the contract. The other party shall have the right to terminate the contract in accordance with the provisions of the contract after approval by the original approving authority, and to claim damages from the defaulting party. Should it be the fault of both parties, the parties shall bear their liabilities according to the gravity of fault committed by the parties. If both parties cannot agree on the quantum of liabilities, either party shall have the right to refer the dispute to the Shenzhen branch of the China International Economic and Trade Arbitration Commission for arbitration. If both parties agree to continue operation of the SFJVC, the defaulting party shall compensate the SFJVC its financial losses.

第三十八条.	由于地震、台风、水灾、火灾、战争以及及合同双方均认可的其它不能预见并且对其发生后果不能防止或避免的不可抗力，致使直接影响合同的履行或者不能按约定的条件履行时，遇有上述不可抗力的一方，应立即通知另一方，并应在15天内，提供不可抗力详情及合同不能履行、或者部分不能履行、或者需要延期履行的理由的有效证明文件，此项证明文件应由不可抗力发生地区的公证机构出具。按其对履行合同影响的程度，由双方协商决定是否解除合同，或者部分免除履行合同的责任，或者延期履行合同。

Article 38	Should either of the parties hereto be prevented from executing the contract by force majeure, such as earthquake, typhoon, flood, fire, war or other unforeseen events, and their occurrence and consequences are unpreventable and unavoidable, the prevented party shall notify the other party by telegram without any delay, and within 15 days thereafter provide detailed information of the events and a valid evidential document issued by the relevant public notary organization explaining the reason of its inability to execute or delay the execution of all or part of the contract. Both parties shall, through consultations, decide whether to terminate the contract or to exempt part of the obligations for implementation of the contract or whether to delay the execution of the contract according to the effects of the events on the performance of the contract.

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第三十九条.	甲、乙任何一方未按本合同规定按期如数出资时，从逾期第一个月算起，每逾期一个月，违约一方应缴付出资额的10%的违约金给守约的一方。如逾期三个月仍未提交，违约方除累计缴付应缴出资额的30%的违约金外，守约方有权提前终止合同，并要求违约方赔偿其他损失。

Article 39	Should either Party hereto fail to pay on schedule its agreed capital contribution in accordance with the provisions herein, the defaulting party shall pay to the other party hereto liquidated damages equivalent to 10% of its agreed capital contribution every month starting from the date of occurrence of such breach. Should the defaulting party fail to pay after 3 months, liquidated damages equivalent to 30% of its capital contribution shall be paid to the other party, who shall have the right to terminate the contract and to claim damages from the defaulting party.

第四十条.	本合同的订立、效力、解释、履行和争议的解决均适用中华人民共和国实体法、程序法。

Article 40	The formation, validity, interpretation, execution and settlement of disputes in respect of, this contract shall be governed by the relevant laws of the People s Republic of China.

第四十一条.	凡因履行本合同所发生的一切争议，双方友好协商解决不成，应提交中国国际经济贸易仲裁委员会深圳分会，根据该会的仲裁规则仲裁。仲裁裁决是终局的，对双方都有约束力。

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Article 41	In the event any dispute arising in the course of carrying into effect this Agreement cannot be settled through friendly consultations between the parties hereto, such dispute shall be referred to the Shenzhen branch of China International Economic and Trade Arbitration Commission for arbitration in accordance with its rules. The arbitral award is final and binding upon all parties.

第四十二条.	在仲裁过程中，除双方有争议的且正在进行仲裁的部分外，本合同其他条款应继续履行。

Article 42	In the arbitration process, the terms of this Agreement, other than the part which is the subject matter of the arbitration, shall remain operational.

第四十三条.	本合同及其附件，均须经中华人民共和国商务部(或其委托的审批机构)批准，自批准之日起生效。

Article 43	This Agreement shall take effect upon the approval thereof by the Ministry of Commerce and Trade of China (or its related authorized approving authority).

第四十四条.	甲、乙双方相互通信手段，包括但不限于电报、电话、邮寄、传真、电子邮件、MSN、QQ、电传等双方认可的有效手段，凡涉及各方权利、义务的，应随之以书面信件通知。合同中所列甲、乙双方的法定地址即为甲、乙双方的通讯地址。

Article 44	The parties hereto may communicate with each other by, but not limited to, the telegraph, telephone, mail, fax, e-mail, MSN, QQ, telex and other effective means agreed by both parties, but any matter concerning the rights and obligations of the parties hereto should be conveyed to the other party in writing. The addresses of Party A and Party B as stated in this Agreement shall be the postal addresses of the parties hereto.

第四十五条.	本合同各种文字版本不一致的，以中文本为准，由股东各方代表签字后生效。一式6份，甲、乙双方各执2份，主管及审批机关各执1份，有同等效力。

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Article 45	This Agreement shall be in the Chinese Language and printed in 6 copies, of which each party shall have 2 copies each, and the relevant approving authorities each shall have 1 copy. All copies shall have the same legal force.

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The Parties hereby agree and accept the terms and conditions specified herein and execute this Agreement with mutual consent:

双方同意并接受上述合同条款，同意执行协议，签字盖章：

甲方 (Party A)     ：何悦雄He Yue Xiong

签字日期：2012年5月21日

Date: 21st May, 2012

乙方(Party B)      ：澳门美舍有限公司 Macau EIJI Company Limited

签约代表：
签字日期：2012年5月21日
Date: 21st May, 2012

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